SCHEDULE OF SUBSIDIARIES OF GABLES RESIDENTIAL TRUST

                                    Jurisdiction of  Other Names Under Which
Subsidiary                           Organization    Subsidiary Does Business
----------                          --------------   ------------------------

Gables Realty Limited Partnership      Delaware     None

Gables GP, Inc.                        Texas        None

Central Apartment Management, Inc.     Texas        Gables Residential Services
                                                    and Gables Corporate
                                                    Accomodations

East Apartment Management, Inc.        Georgia      Gables Residential Services
                                                    and Gables Corporate
                                                    Accomodations

Gables-Tennessee Properties            Tennessee    None

Gables Central Construction, Inc.      Texas        None

Gables East Construction, Inc.         Georgia      None

Candlewood Gen Par, Inc.               Georgia      None

Candlewood-Indian Creek Limited
Partnership                            Georgia      None

Pin Oak Green                          Texas        None

Pin Oak Park Apartments                Texas        None

GRT Villas Gen Par, Inc.
(f.k.a. Candle Creek, Inc.)            Georgia      None

GRT Villas Limited Partnership         Texas        None

Boca Place Associates, Ltd.            Florida      None

Boynton Beach I Limited Partnership    Florida      None

CM Bay Associates                      Florida      None

Hampton Lakes Associates               Florida      None

Hampton Lakes II Associates            Florida      None

Hampton Place Joint Venture            Florida      None

Kings Colony Associates, Ltd.          Florida      None

Mizner I Limited Partnership           Florida      None

San Michele Joint Venture              Florida      None

San Remo Limited Partnership           Florida      None

TCRDAD Vinings at Boynton Beach II     Florida      None

TCRDAD Wellington Limited Partnership  Florida      None

Town Colony Associates                 Florida      None

Town Colony II Associates              Florida      None

Gables Lions Head Limited              Texas        None

Gables Rivercrest II Limited           Texas        None